UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       January 13, 2003
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

     On January 13, 2003, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports December Comparable Sales; Updates Fourth Quarter Earnings Guidance and 2003 Outlook." The press release contained the following information.




                                                           FOR IMMEDIATE RELEASE


Contact:  Carol DiRaimo,
          Director of Investor Relations
          (913) 967-4109



           Applebee's International Reports December Comparable Sales;
            Updates Fourth Quarter Earnings Guidance and 2003 Outlook

Overland Park, Kan., January 13, 2003 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the five-week period ended December 29, 2002. The Thanksgiving holiday shifted from the company's November fiscal period in 2001 to the company's December fiscal period in 2002 and had a negative impact on December comparable sales results of approximately 2.5 to 3.0 percent. In addition to the impact of the shift in Thanksgiving, December results were also negatively affected by more severe winter weather this year than last year in certain areas of the country.

System-wide comparable sales increased 1.4 percent for the December period, and comparable sales for franchise restaurants increased 1.6 percent. Comparable sales for company restaurants increased 0.8 percent, including the 21 franchise restaurants in Washington, D.C. acquired on November 7, 2002. Excluding the acquired restaurants, comparable sales for company restaurants increased 1.0 percent, reflecting a decrease in guest traffic of approximately 0.5 percent, offset by a higher average check.

System-wide comparable sales for the fourth quarter of 2002 increased 3.4 percent, the 18th consecutive quarter of comparable sales growth. Franchise and company restaurant comparable sales increased 3.5 percent and 2.7 percent, respectively, for the quarter.

System-wide comparable sales for the 2002 fiscal year increased 3.2 percent, exceeding the company's previously stated guidance of at least 2.5 percent. Franchise and company restaurant comparable sales increased 3.6 percent and 1.8 percent, respectively, for the year.

System-wide sales for the Applebee's concept were a record $3.24 billion for the fiscal year ended December 29, 2002, an increase of 10.9 percent over 2001 system sales. For the tenth consecutive year, the Applebee's system opened over 100 new restaurants, including 26 company and 81 franchise restaurants.

                                    - more -

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



Comparable sales of the new Applebee's gift card increased by approximately 9 percent in company restaurants during the December period. Gift card sales are recognized in the period in which they are redeemed.

Consistent with current analyst estimates, diluted earnings per share for fiscal year 2002 are now expected to be in the range of $1.45 to $1.46, with fourth quarter diluted earnings per share expected to be in the range of 35 to 36 cents.


Item 9.           Regulation FD Disclosure

     Applebee's   International,  Inc. (the  "Company") also  included  guidance regarding its business outlook in the press release. These comments are included below.


BUSINESS OUTLOOK

The company also provided guidance as to its business outlook for fiscal year 2003.

o Approximately 100 new restaurants are expected to open in 2003, including 25 company restaurants and 70 to 80 franchise restaurants. Seven company restaurants are currently expected to open in the first half of the year, with the balance opening in the second half of the year. Approximately 20 to 25 franchise restaurants are expected to open in the first half of the year, with the remainder opening in the second half of the year.

o System-wide comparable sales are expected to increase by at least 3 percent for the full year, although monthly sales results may be more volatile given the current economy, calendar shifts, or unusual events.

o Overall restaurant margins before pre-opening expense are expected to increase slightly in 2003 as a result of higher sales volumes and the impact of the recent acquisition of the Washington, D.C. market.

o General and administrative expenses, as a percentage of operating revenues, are expected to be in the mid-9 percent range.

o Capital expenditures are expected to be between $65 and $75 million in 2003.

o Based on the foregoing assumptions, diluted earnings per share for fiscal year 2003 are expected to be in the range of $1.65 to $1.67, excluding the impact of any additional franchise acquisitions or stock repurchase activity. As of December 29, 2002, $69.5 million remains available under the company's ongoing stock repurchase authorization.

                                    - more -

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



The company will release complete fourth quarter and fiscal year 2002 results after the market closes on February 12, 2003, and a conference call will be held on Thursday morning, February 13, 2003, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. As of December 29, 2002, there were 1,496 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements in this release are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the continued growth of its franchisees and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2002. The company disclaims any obligation to update these forward-looking statements.


                                      # # #



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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    January 13, 2003                   By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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